UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2017

Commission file number: 333-198615

Po Yuen Cultural Holdings (Hong Kong) Co., Ltd.

(Exact name of Company as specified in its charter)

Nevada	47-1100063
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
Room A, 16/F, Winbase Centre, 208 Queen's Road Central, Sheung Wan, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2350 1928

(Company’s Telephone Number, Including Area Code)

Asia Training Institute Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 ITEM 8.01 Other Events

On November 22, 2017, the controlling shareholder of the Company, Peter H. Tong sold to certain individuals a total of 17,670,000 shares of the Company’s restricted common stock which had previously been issued to Mr. Tong. One of the purchasers, Kai Chi To, owns 570,000 shares of common stock of the Company as a result of the transaction. The sale was the result of privately negotiated transactions without the use of public dissemination of promotional or sales materials. The buyers represented that they are each an accredited investor and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Po Yuen Cultural Holdings (Hong Kong) Co., Ltd.

By:  /s/Peter H. Tong

Name:  Peter H. Tong

Title: Chief Financial Officer

Date: January 10, 2018

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